Exhibit 99.1

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06830

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

          UNITED RENTALS ANNOUNCES CASH TENDER OFFERS AND CONSENT SOLICITATIONS FOR OUTSTANDING 6 1/2% SENIOR NOTES DUE 2012, 7 3/4% SENIOR SUBORDINATED NOTES DUE 2013 AND 7% SENIOR SUBORDINATED NOTES DUE 2014

GREENWICH, Conn. — October 16, 2007 — United Rentals, Inc. (NYSE: URI) (the “company”) announced today that its wholly owned subsidiary, United Rentals (North America), Inc. (“URNA”), has commenced cash tender offers and consent solicitations for all of its outstanding 6 1/2% Senior Notes due 2012 (the “6 1/2% Notes”), 7 3/4% Senior Subordinated Notes due 2013 (the “7 3/4% Notes”) and 7% Senior Subordinated Notes due 2014 (the “7% Notes” and together with the 6 1/2% Notes and the 7 3/4% Notes, the “Notes”). The Notes are comprised of (i) $1.0 billion principal amount of 6 1/2% Notes issued under an indenture dated as of February 17, 2004, as supplemented by a supplemental indenture dated as of September 19, 2005 (CUSIP No. 911365AN4), (ii) $525 million principal amount of 7 3/4% Notes issued under an indenture dated as of November 12, 2003, as supplemented by a supplemental indenture dated as of September 19, 2005 (CUSIP No. 911365AL8), and (iii) $375 million principal amount of 7% Notes issued under an indenture dated as of January 28, 2004, as supplemented by a supplemental indenture dated as of September 19, 2005 (CUSIP No. 911365AQ7). The tender offers and consent solicitations are being conducted in connection with the anticipated merger (the “Merger”) of RAM Acquisition Corp., an entity indirectly controlled by affiliates of Cerberus Capital Management, L.P., with and into the company. The tender offers and consent solicitations are being made pursuant to URNA’s Offer to Purchase and Consent Solicitation Statement, dated October 16, 2007, which more fully sets forth the terms and conditions of the tender offers and consent solicitations.

The tender offers and consent solicitations are made upon the terms and conditions in the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, dated October 16, 2007. The tender offers will expire at 12:00 midnight, New York City time, on November 13, 2007, unless extended or earlier terminated (the “Expiration Date”). URNA reserves the right to terminate, withdraw or amend the tender offers and consent solicitations at any time, subject to applicable law. The consent solicitations will expire at 5:00 p.m., New York City time, on October 29, 2007, unless extended (the “Consent Date”).

Under the terms of the tender offers, the total consideration for each $1,000 principal amount of Notes tendered will be determined on October 29, 2007 or at URNA’s discretion a date not later than the tenth business day before the Expiration Date. The total consideration for each $1,000 principal amount of Notes (the “Total Consideration”) validly tendered and accepted for purchase pursuant to the tender offers will be determined as specified in the Offer to Purchase and Consent Solicitation Statement, dated October 16, 2007, on the basis of a yield to the first redemption date of such Notes equal to 50 basis points over a yield calculated with reference to U.S. Treasury Securities.

          Rentals•Sales•Service•Supplies

In conjunction with the tender offers, URNA is also soliciting the consent of holders of the Notes to eliminate substantially all of the restrictive covenants and certain events of default under the indentures for the Notes, and to make certain other amendments to such indentures. Holders cannot tender their Notes without delivering the related consents and cannot deliver consents without tendering their Notes. In order for the proposed amendments to the indenture governing a particular series of Notes to be adopted, URNA must receive consents from holders of Notes representing a majority in principal amount of such series of Notes. Any Notes tendered before the Consent Date may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Consent Date, but not thereafter. Any Notes tendered after the Consent Date may not be withdrawn.

URNA will pay a consent payment, which is included in the Total Consideration paid on the Notes in respect of the tender offers, of $30.00 per $1,000 principal amount of Notes validly tendered on or prior to the Consent Date if such Notes are accepted for purchase pursuant to the tender offers. Holders who tender their Notes after the Consent Date will not receive the consent payment.

URNA reserves the right, at any time following the Consent Date but prior to the Expiration Date (the “Early Acceptance Time”), to accept for purchase all Notes validly tendered prior to the Early Acceptance Time. If URNA elects to exercise this option, it will pay the Total Consideration (as to all Notes validly tendered prior to the Consent Date) and the tender offer consideration, which is the Total Consideration less the consent payment (as to all Notes validly tendered after the Consent Date), with respect to such Notes on a date designated by URNA promptly following the Early Acceptance Time, subject to the terms and conditions of the tender offers.

The closing of the tender offers is subject to certain conditions, including, among others: (i) the closing of new credit facilities providing for up to $2.5 billion of senior secured financing, (ii) receipt of gross proceeds of up to $4.0 billion from additional debt financing, (iii) the consummation of the Merger and (iv) receipt of the required consents from holders of Notes to amend the indentures for the Notes. However, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 22, 2007 (the “Merger Agreement”), the consummation of the Merger is not subject to any debt financing condition or the closing of the tender offers.

URNA has retained Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. to serve as the Dealer Managers and Solicitation Agents for the tender offers and consent solicitations. Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent, by telephone at (800) 488-8095 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offers and consent solicitations may be directed to Credit Suisse Securities (USA) LLC, at (212) 325-4951 (collect), Banc of America Securities LLC, at (888) 292-0070 (toll-free) or (704) 388-9217 (collect), Morgan Stanley & Co. Incorporated, at (800) 624-1808 (toll-free) or (212) 761-1864 (collect), or Lehman Brothers Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities nor is this release an offer or solicitation of an offer to sell any securities. The offers are being made solely by the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, dated October 16, 2007.

Any securities that may be offered in connection with the company’s refinancing plan will be offered pursuant to an exemption from registration under the Securities Act of 1933. Such securities will not be registered under the Securities Act of 1933 and, accordingly, may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s more than 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com. www.unitedrentals.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. Factors that could cause actual results to differ from those expected include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of, or a material change in the terms of, the Merger Agreement, (2) the outcome of any legal proceedings that have been or may be instituted against us and others relating to the Merger Agreement, (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the Merger, (4) the failure by us to obtain the expected debt financing contemplated by the commitment letter received in connection with the Merger, (5) the failure of the Merger to close for any other reason, (6) the amount of costs, fees, expenses and other charges related to the Merger, (7) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, (8) the effect of the announcement of the Merger on our customers, suppliers, partner and joint venture relationships, operating results and business generally, (9) we are subject to an ongoing inquiry by the Securities and Exchange Commission (the “SEC”), and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (10) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s Office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry, the proposed Merger or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed Merger, United Rentals has filed a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. United Rentals security holders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to the company at Five Greenwich Office Park, Greenwich, CT 06831, or by telephone to (203) 622-3131, or from the United Rentals website at www.unitedrentals.com.

United Rentals and its directors and officers may be deemed to be participants in the solicitation of proxies from United Rentals stockholders with respect to the Merger. Information about United Rentals directors and officers and their ownership of United Rentals common stock and other securities is set forth in the United Rentals proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and are also set forth in the definitive proxy statement relating to the Merger.

Contact:

Fred Bratman
Hyde Park Financial Communications
(203) 618-7318
fbratman@hydeparkfin.com